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                                 B Y - L A W S

                                       OF

                           TOURING PRODUCTIONS, INC.
                                ----------------

                                   ARTICLE I

                                    OFFICES

                  SECTION 1. REGISTERED OFFICE AND AGENT.--The registered office of the corporation shall be maintained at, The Littlefield Building, Austin, Texas, and United States Corporation Company shall be the registered agent therein and in charge thereof. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.

                  SECTION 2. OTHER OFFICES.--The corporation may also maintain other offices at such places within or without the State of Texas as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

                  SECTION 1. PLACE OF MEETINGS.--All meetings of shareholders, both regular and special, shall be held either at the registered office of the corporation in Texas or at such other places, either within or without the state, as shall be designated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING.--The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting


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shall be held on October 29 , (if not a legal holiday and, if a legal holiday, then on the next secular day following) at the hour specified in the notice of meeting.

                  If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be at a special meeting of the shareholders called for the purpose of holding such election.

                  Unless otherwise prescribed by statute, the annual meeting of shareholders need not be limited to the purpose of electing directors but may be held for any other purpose in addition thereto which may be specified in a call for such meeting made by resolution of the Board of Directors or made by a writing filed with the Secretary signed either by a majority of the Directors or by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

                  SECTION 3. NOTICE OF SHAREHOLDERS' MEETING. --Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Pre sident or the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such Meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  SECTION 4. VOTING OF SHARES.--Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except

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to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by law.

                  Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

                  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as may votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

                  SECTION 5. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE.--For the purpose of determining shareholders entitled to notice of or to vote at any meeting of

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shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty
(50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the by-laws or in the absence of an applicable by-law the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                  SECTION 6. QUORUM OF SHAREHOLDERS. --Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a

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quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the by-laws.

                  SECTION 7. VOTING LISTS.--The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of sharesholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                  SECTION 8. ACTION WITHOUT MEETING; TELEPHONE
PARTICIPATION.--Any action required by the Articles of Incorporation, these by-laws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

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                  Shareholders may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                  ARTICLE III
                                   DIRECTORS

                  SECTION 1. BOARD OF DIRECTORS.--The business and affairs of the corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Texas or shareholders in the corporation.

                  SECTION 2. ELECTION OF DIRECTORS.--The number of directors shall be one (1) provided that the number may be increased or decreased from time to time by an amendment to these by-laws, but no decrease shall have the have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.

                  SECTION 3. VACANCIES.--Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. Any directorship to be filled by reason of an increase in the number of directors shall he filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                  SECTION 4. QUORUM OF DIRECTORS.--A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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                  SECTION 5. ANNUAL MEETING OF DIRECTORS.--Within thirty days after each annual meeting of shareholders the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

                  SECTION 6. REGULAR MEETINGS OF DIRECTORS.--A regular meeting of the Board of Directors may held at such time as shall be determined from time to time by resolution of the Board of Directors.

                  SECTION 7. SPECIAL MEETINGS OF DIRECTORS.--The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

                  SECTION 8. PLACE OF DIRECTORS' MEETINGS.--All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of Texas, as shall be specified in the notice of meeting.

                  SECTION 9. NOTICE OF DIRECTORS' MEETINGS.--All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the President or the Secretary or the person calling the meeting.

                  In any case where all of the directors execute a waiver of notice of the time and place of any meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of

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objecting to the transaction of any business on the ground that the meeting in not lawfully called or convened.

                  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 10. COMPENSATION.--Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  SECTION 11. ACTION WITHOUT A MEETING.--Any action required by the Articles of Incorporation, these by-laws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of a committee thereof entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

                  SECTION 12. TELEPHONE PARTICIPATION.--Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  SECTION 13. COMMITTEES.--The Board of Directors, by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive

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committee and one or more other committees, each of which, to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors except as otherwise provided by statute.

                  SECTION 14. REMOVAL.--Any director or directors may be removed either for or without cause at any time by affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the shareholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the shareholders entitled to vote. If less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

                  SECTION 1. OFFICERS; ELECTION.--The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer. All such officers shall be elected at the annual meeting of the Board of Directors provided for in ARTICLE III, SECTION 5. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person.

                  All officers and assistant officers shall be elected to serve until the next annual meeting of Directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of

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Directors may be removed with or without cause at any regular or special meeting of the Board whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

                  SECTION 2. VACANCIES.--If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  SECTION 3. POWERS OF OFFICERS.--Each officer shall have, subject to these by-laws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The President may secure the fidelity of any and all officers by bond or otherwise.

                  SECTION 4. PRESIDENT.--The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the Board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation.

                  He or any Vice President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the corporation, and, when authorized by the Board, he or any Vice President may affix the seal to any instrument requiring the same, and the seal when so affixed shall

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be attested by the signature of either the Secretary of an Assistant Secretary.
He or any Vice President shall sign certificate of stock.

                  The President shall be ex-officio a member of all standing committees.

                  He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the share holders at their annual meeting.

                  SECTION 5. VICE PRESIDENT.--The Vice President in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and they shall perform such other duties as the Board of Directors shall prescribe.

                  SECTION 6. THE SECRETARY AND ASSISTANT SECRETARIES.--The Secretary shall attend all meetings of the Board and of all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

                  The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

                  In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and of shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

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                  SECTION 7. THE TREASURER AND ASSISTANT TREASURERS.--The
Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation's books of account and shall render to the President and Directors and account of all of his transactions as Treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the President or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of theTreasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the President.

                  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

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                                   ARTICLE V
                     CERTIFICATES OF STOCK: TRANSFER, ETC.

                  SECTION 1. CERTIFICATES OF STOCK.--The Certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates of stock shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors.

                  The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

                  SECTION 2. TRANSFER OF STOCK.--Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

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                  SECTION 3. REGISTERED SHAREHOLDERS.--The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                  SECTION 4. LOST CERTIFICATE.--The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the corporation (which bond shall also name the corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as in demnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

                                   ARTICLE VI
                                    DIVIDEND

                  SECTION 1. DECLARATION.--The Board of Directors may declare at any annual, regular or special meeting of the Board and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Texas.


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                  SECTION 2. RESERVES. --Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII
                                 MISCELLANEOUS

                  SECTION 1. SEAL.--The corporation seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words "CORPORATE SEAL TEXAS". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

                  SECTION 2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  SECTION 3. FISCAL YEAR.--The fiscal year of the corporation shall [

                  SECTION 4. AMENDMENTS.--Subject to repeal or change by action of the shareholders, these by-laws may be altered, amended or repealed or new by-laws may be adopted by action of the Board of Directors.

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